UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 10, 2025
ROLLINS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-4422	51-0068479
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2170 Piedmont Road, N.E.,
Atlanta,	Georgia	30324
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (404) 888-2000
Not Applicable
(Former Name or Former Address, If changes since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01     Other Events.
On November 10, 2025, Rollins, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with LOR, Inc. and Rollins Holding Company, Inc. (together, the “Selling Stockholders”), and Morgan Stanley & Co. LLC, as sole underwriter (the “Underwriter”), relating to the sale by the Selling Stockholders of 17,391,305 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), at a public offering price of $57.50 per share (the “Offering”). In connection with the Offering, the Selling Stockholders granted the Underwriter an option to purchase up to an additional 2,608,695 shares of Common Stock (the “Optional Shares”). The Offering, including the sale of the Optional Shares, closed on November 12, 2025.
The Company did not sell any shares in the Offering and did not receive any proceeds from the Offering.
In addition, the Company completed the repurchase of 3,478,260 of the shares of Common Stock offered in the Offering for approximately $200 million at the same per share price paid by the Underwriter to the Selling Stockholders in the Offering.
In connection with the Offering, each of the Selling Stockholders entered into lock-up agreements for a period of 365 days from the pricing date of the Offering, during which time the Selling Stockholders will be restricted from engaging in certain transactions with respect to their shares of the Company’s common stock.
The Offering was made pursuant to the Company’s existing registration statement on Form S-3 (File No. 333-272422), previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on June 22, 2023, as supplemented by the prospectus supplement dated November 10, 2025, filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended.
The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Selling Stockholders and also provides for customary indemnification by each of the Company, the Selling Stockholders and the Underwriter against certain liabilities.
The foregoing description of the Underwriting Agreement is not meant to be a complete description and is qualified in its entirety by the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report and is incorporated by reference as though fully set forth herein.
The legality opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, issued in connection with the Offering, is attached hereto as Exhibit 5.1 and is incorporated by reference into the Registration Statement.
A copy of the press release issued by the Company in connection with the closing of the Offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

1.1	Underwriting Agreement, dated November 10, 2025, by and among Rollins, Inc., LOR, Inc., Rollins Holding Company, Inc. and Morgan Stanley & Co. LLC, as sole underwriter.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).

99.1	Press Release issued by Rollins, Inc., dated November 12, 2025.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ROLLINS, INC.

Date: November 12, 2025	By:	/s/ Kenneth D. Krause
Name: Kenneth D. Krause
Title: Executive Vice President and Chief Financial Officer (Principal Financial Officer)